UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2005

CAPE COASTAL TRADING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50995	52-2372260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

122 Ocean Park Blvd., Suite 307
Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

(310) 396-1691
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On December 15, 2005, Cape Coastal Trading Corporation, a New York corporation (“CCTR-NY”) merged with and into its wholly-owned subsidiary, Cape Coastal Trading Corporation, a Delaware corporation (“CCTR-DE” or the “Surviving Corporation”), for the sole purpose of changing the state of incorporation from New York to Delaware (the “Reincorporation”). The Reincorporation was effected pursuant to the Agreement and Plan of Merger by and between CCTR-NY and CCTR-DE, dated as of December 15, 2005 (the “Merger Agreement”). The Merger Agreement and Reincorporation were submitted to a vote of, and approved by, the shareholders at a special meeting of shareholders held on November 11, 2005. As a result of the Reincorporation, and subsequent to the appropriate filings with the States of New York and Delaware, the legal domicile of the Surviving Corporation is now Delaware. The Surviving Corporation will operate under the name of “Cape Coastal Trading Corporation.”

Under the terms of the Merger Agreement, shares of common stock of CCTR-NY were converted on a one-for-one basis into shares of common stock of CCTR-DE. Pursuant to the Merger Agreement, the directors and officers of CCTR-DE in office immediately prior to the Reincorporation will continue to serve as directors and officers of the Surviving Corporation. The Certificate of Incorporation and Bylaws of CCTR-DE in effect immediately prior to the Reincorporation shall govern the Surviving Corporation. The Certificate of Incorporation of the Surviving Corporation authorizes the issuance of 200 million shares of common stock, $.001 par value per share, and 25 million shares of preferred stock, $.001 par value per share.

Following the Reincorporation, Delaware corporate law will be applicable in the determination of the rights of stockholders.  The Surviving Corporation refers its stockholders to the definitive proxy statement filed October 28, 2005 with the Securities and Exchange Commission for a summary of the primary differences between New York and Delaware corporate law with respect to stockholder rights.

The Agreement and Plan of Merger, Certificate of Incorporation and Bylaws are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth above under “Item 1.01. Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Immediately prior to the Reincorporation, on December 15, 2005, CCTR-NY effected a reverse stock split, which was approved by its shareholders on November 11, 2005 at a special meeting (the “Reverse Split”). A Certificate of Amendment to CCTR-NY’s Certificate of Incorporation was filed with the Secretary of State of the State of New York to effect the Reverse Split. In the Reverse Split, each outstanding share of CCTR-NY common stock was converted into 0.6 shares of common stock. The Reverse Split reduced the number of outstanding shares of CCTR-NY common stock from 2,300,375 to 1,380,225. Simultaneous with the Reverse Split, 780,892 shares of CCTR-NY common stock were cancelled without further consideration. As a result, immediately prior to the Reincorporation, CCTR-NY had 599,333 shares of common stock outstanding. The Reverse Split will affect all of CCTR-NY’s shareholders uniformly and will not affect any shareholder’s percentage ownership or proportionate voting power.

A new trading symbol was issued by the NASDAQ as of December 15, 2005, “CCSR.OB.”

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and between Cape Coastal Trading Corporation, a New York corporation and Cape Coastal Trading Corporation, a Delaware corporation, dated as of December 15, 2005.

3.1	Certificate of Incorporation of Cape Coastal Trading Corporation, a Delaware corporation.

3.2	Bylaws of Cape Coastal Trading Corporation, a Delaware corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPE COASTAL TRADING CORPORATION

Dated: December 21, 2005	By:	/s/ GEOFFREY ALISON

Name: Geoffrey Alison Title: President

Index to Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and between Cape Coastal Trading Corporation, a New York corporation and Cape Coastal Trading Corporation, a Delaware corporation, dated as of December 15, 2005.

3.1	Certificate of Incorporation of Cape Coastal Trading Corporation, a Delaware corporation.

3.2	Bylaws of Cape Coastal Trading Corporation, a Delaware corporation.